News Release
Cory T. Walker
October 15, 2012 Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC. ANNOUNCES
RECORD THIRD-QUARTER EARNINGS OF $49.5 MILLION

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its preliminary, unaudited financial results for the third quarter of 2012.

Net income for the third quarter of 2012 was $49,504,000, or $0.34 per share, compared with $44,173,000, or $0.30 per share for the same quarter of 2011, an increase of 12.1%.  Total revenue for the third quarter was $303,800,000, compared with 2011 third-quarter revenue of $260,401,000, an increase of 16.7%.

Total revenue for the nine months ended September 30, 2012 was $897,202,000, compared with total revenue for the same period of 2011 of $769,445,000, an increase of 16.6%.  Net income for the nine-month period ended September 30, 2012 was $141,408,000, or $0.97 per share, compared with $127,501,000, or $0.88 per share for the same period of 2011, an increase of 10.9%.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, "We are pleased with our record earnings in the third quarter.  Our Retail Division continues to show increasing organic growth, which suggests that economic conditions are improving for our clients across the country, who are predominantly in the middle market."

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services.  Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the third quarter of 2012. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the third quarter of 2012 that its financial results differ from the current preliminary unaudited numbers set forth herein, other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the Company's other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2012	2011	2012	2011
REVENUES

Commissions and fees	$302,310	$257,177	$888,785	$764,612
Investment income	239	317	561	934
Other income, net	1,251	2,907	7,856	3,899
Total revenues	303,800	260,401	897,202	769,445

EXPENSES

Employee compensation and benefits	149,691	126,877	450,039	379,286
Non-cash stock-based compensation	3,908	2,856	11,393	8,338
Other operating expenses	43,774	38,434	129,394	109,489
Amortization	15,956	13,725	47,450	40,790
Depreciation	3,958	3,062	11,383	9,276
Interest	4,006	3,565	12,093	10,780
Change in estimated acquisition earn-out payables	858	(810)	(134)	656
Total expenses	222,151	187,709	661,618	558,615

Income before income taxes	81,649	72,692	235,584	210,830

Income taxes	32,145	28,519	94,176	83,329

Net income	$ 49,504	$ 44,173	$141,408	$127,501
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Net income per share:
Basic	$0.34	$0.31	$0.99	$0.89
	====	====	====	====
Diluted	$0.34	$0.30	$0.97	$0.88
	====	====	====	====
Weighted average number of shares outstanding:
Basic	139,465	138,690	139,185	138,475
	======	======	======	======
Diluted	142,097	140,443	141,769	140,120
	======	======	======	======
Dividends declared per share	$0.0850	$0.0800	$0.2550	$0.2400
	======	======	======	======

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Organic Commissions and Fees(1)
Three Months Ended September 30, 2012
(in thousands)
(unaudited)

	Quarter Ended 09/30/12	Quarter Ended 09/30/11	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Retail(2)	$153,702	$143,681	$10,021	7.0%	$8,593	$1,428	1.0%

National Programs	62,406	42,265	20,141	47.7%	21,536	(1,395)	(3.3)%

Wholesale Brokerage	43,200	41,192	2,008	4.9%	868	1,140	2.8%

Services	28,566	16,450	12,116	73.7%	10,845	1,271	7.7%

Total Core Commissions and Fees (1)	$287,874	$243,588	$44,286	18.2%	$41,842	$2,444	1.0%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
For the Three Months Ended September 30, 2012 and 2011
(in thousands)
(unaudited)

	Quarter Ended 09/30/12	Quarter Ended 09/30/11
Total core commissions and fees(1)	$287,874	$243,588
Profit-sharing contingent commissions	12,077	7,233
Guaranteed supplemental commissions	2,359	3,460
Divested business	-	2,896

Total commissions & fees	$302,310	$257,177
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(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenues derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) guaranteed supplemental commissions (GSC) (revenues derived from special revenue-sharing commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year),and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2)	The Retail segment includes commissions and fees reported in the "Other" column of the Segment Information, which includes corporate and consolidation items.

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Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)
(unaudited)

	September 30,	December 31,

	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 244,637	$ 286,305
Restricted cash and investments	198,137	130,535
Short-term investments	8,176	7,627
Premiums, commissions and fees receivable	282,972	240,257
Deferred income taxes	18,792	19,863
Other current assets	32,794	23,540
Total current assets	785,508	708,127

Fixed assets, net	73,191	61,360
Goodwill	1,686,460	1,323,469
Amortizable intangible assets, net	567,489	496,182
Other assets	22,081	17,873
Total assets	$3,134,729	$2,607,011
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 397,995	$ 327,096
Premium deposits and credits due customers	47,798	30,048
Accounts payable	57,046	22,384
Accrued expenses and other liabilities	120,667	100,865
Current portion of long-term debt	93	1,227
Total current liabilities	623,599	481,620

Long-term debt	450,000	250,033

Deferred income taxes, net	229,458	178,052

Other liabilities	62,858	53,343

Shareholders' equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 143,817 at 2012 and 143,352 at 2011	14,382	14,335
Additional paid-in capital	327,053	307,059
Retained earnings	1,427,379	1,322,562
Accumulated other comprehensive income	-	7

Total shareholders' equity	1,768,814	1,643,963

Total liabilities and shareholders' equity	$3,134,729	$2,607,011
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